Exhibit 23

                 Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 21, 1998, included in or incorporated by reference into Trex Medical Corporation's Annual Report on Form 10-K for the year ended October 3, 1998, into the Company's previously filed Registration Statements as follows: Registration Statement No. 333-18781 on Form S-3 and Registration Statement No.
333-22351 on Form S-8.



                                               Arthur Andersen LLP



Boston, Massachusetts
December 23, 1998